SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC
RENAISSANCE MEDIA CAPITAL CORPORATION

(Exact name of registrants as specified in their charters)

Delaware
Delaware
Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-56679 333-56679-02 333-56679-01 333-56679-03	14-1803051 14-1801165 14-1801164 14-1803049
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Charter Communications, Inc. ("Charter"), the indirect parent company and manager of Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation, entered into a purchase agreement (the "Agreement") with Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated as representatives for several purchasers (the "Purchasers") regarding the proposed transaction, whereby Charter proposes to issue and sell $750,000,000 original principal amount of its 5.875% Convertible Notes due 2009 (the "Securities"). Pursuant to the Agreement, Charter also proposes to grant to the Purchasers an option to purchase up to $112,500,000 additional original principal amount of such Securities solely for the purpose of covering over-allotments. The Securities are convertible into shares of Class A Common Stock, par value $.001 per share. The Agreement provides that the proposed transaction shall close on November 22, 2004. A copy of the purchase agreement is being filed with this report as Exhibit 10.1.

On November 16, 2004, Charter Communications, Inc. ("Charter"), the indirect parent company and manager of Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation, entered into a purchase agreement (the "Agreement") with Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives for several purchasers (the "Purchasers"). In the Agreement, Charter agreed to issue and sell $750,000,000 original principal amount of 5.875% Convertible Notes due 2009 (the "Notes") to be convertible into shares of Charter's Class A common stock, par value $.001 per share, at a rate of 413.2231 shares per $1,000 original principal amount of Notes, or approximately $2.42 per share, subject to adjustment in certain circumstances. Charter also granted to the Purchasers an option to purchase up to $112,500,000 additional original principal amount of such Notes solely for the purpose of covering over- allotments. Charter received notice on November 18, 2004 of the Purchasers' exercise of the over-allotment option.

Interest on the Notes will be payable semi-annually. The first six interest payments on the Notes are to be secured by a portfolio of U.S. government securities, which were purchased with the proceeds from the sale of the Notes. The Agreement provides that upon conversion of the Notes, Charter will have the right to elect to pay to noteholders cash or a combination of cash and stock.

In the Agreement, Charter agreed to file a shelf registration statement covering resales of the Notes and the Class A common stock issuable upon conversion of the Notes. In addition, Charter agreed to file a registration statement covering shares of its Class A common stock that can be used by Citigroup Global Markets Inc. ("Citigroup Global") to sell shares that Charter will loan to an affiliate of Citigroup Global pursuant to a share lending agreement. The Agreement provides that Charter will pay increased interest on the Notes for failure to use reasonable best efforts to file or get effective such registration statements within specified time periods.

Charter agreed to covenant in the indenture governing the Notes to redeem its outstanding 5.75% convertible senior notes due 2005, to the extent of the proceeds from the sale of the Notes and that the notice of redemption for such notes would be issued within 24 hours of the closing of the sale of the Notes.

The Agreement provides that the proposed transaction shall close on November 22, 2004. Affiliates of each of the non-Charter parties to the Agreement may be lenders in the credit facility of Charter's subsidiary or may be holders from time of the debt and/or equity securities of Charter and/or its subsidiaries. A copy of the purchase agreement is being filed with this report as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 1.01:

Exhibit Number	Description
10.1

Purchase agrement dated November 16, 2004. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on November 22, 2004 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC

By: CHARTER COMMUNICATIONS, INC., Registrants' Manager

Dated: November 22, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer) of Charter Communications, Inc.
(Manager); Renaissance Media Group LLC;
Renaissance Media (Louisiana) LLC; and Renaissance
Media (Tennessee) LLC

RENAISSANCE MEDIA CAPITAL CORPORATION

Dated: November 22, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer, Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
10.1	Press release dated November 16, 2004. (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K Charter Communications, Inc. filed on November 17, 2004 (File No. 000-27927)).